Exhibit 5.1

           Opinion and Consent of Devine, Millimet & Branch, P.A.

               [Letterhead of Devine, Millimet & Branch, P.A.]

                                                      September 29, 2000

IGI, Inc.
Wheat Road and Lincoln Avenue
Buena, NJ

Re:   IGI, Inc. Registration Statement on Form S-3

Dear Sirs:

      We have acted as special counsel to IGI, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the 'Registration Statement") under the Securities Act of 1933 (the "Act") relating to the registration under the Act of 1,907,543 shares of Common Stock of the Company, $.01 par value per share (the "Securities") to be issued upon exercise of certain warrants dated October 29, 1999 (the "Warrants") issued by the Company to American Capital Strategies Ltd. (the "Selling Shareholder").

      In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon due exercise of the Warrants by the Selling Shareholder, will be validly issued, fully paid and nonassessable.

      We are admitted to practice only in the State of New Hampshire and express no opinion as to matters governed by any laws other than the laws of the State of New Hampshire, the Delaware General Corporation Law and the Federal laws of the United States of America.

      We hereby consent to the references to us under the heading "Legal Opinions" in the prospectus forming part of the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       DEVINE, MILLIMET & BRANCH,
                                       PROFESSIONAL ASSOCIATION